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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 21 to Registration Statement No. 2-78702 on Form N-1A of our report dated October 9, 2001 appearing in the August 31, 2001 Annual Report of Merrill Lynch U.S.A. Government Reserves, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
January 8, 2002